AMENDMENT NO. ONE TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF
C. HUNTER WESTBROOK

Amendment No. One, dated as of September 24, 2018 (this “Amendment”), to Amended and Restated Employment Agreement, dated as of September 11, 2018 (the “Agreement”), by and between HomeTrust Bancshares, Inc. (the “Company”) and C. Hunter Westbrook (the “Employee”).

WHEREAS, on September 11, 2018, the Employee and the Company entered into the Agreement, which reflects the Employee’s position at that time of Executive Vice President and Chief Banking Officer of both the Company and HomeTrust Bank, a wholly owned subsidiary of the Company (the “Bank”);

WHEREAS, on September 24, 2018, the Employee was promoted to the position of Senior Executive Vice President and Chief Operating Officer of both the Company and the Bank, effective October 1, 2018; and

WHEREAS, the Employee and the Company desire to amend the Agreement to reflect the Employee’s promotion.

NOW, THEREFORE, in consideration of the foregoing, and of the respective agreements of the parties herein, it is AGREED as follows:

1.     Effective October 1, 2018, all references in the Agreement to “Executive Vice President and Chief Banking Officer” shall be deemed changed to “Senior Executive Vice President and Chief Operating Officer.”

2.     The terms of the Agreement as in effect prior to October 1, 2018 that are not amended hereby shall remain in full force and effect on and after October 1, 2018 and are not affected by this Amendment.

3.    This Amendment may be executed in counterparts, each of which shall be an original and which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

HOMETRUST BANCSHARES, INC.

____________________________________
By: Craig C. Koontz
Its: Chairman, Compensation Committee

EMPLOYEE

____________________________________
C. Hunter Westbrook

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